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                                                                    EXHIBIT 23.1










                        INDEPENDENT ACCOUNTANTS' CONSENT


The Board of Directors
Southern Financial Bancorp, Inc:

We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the Prospectus. Our report refers to our reliance on another auditors' report with respect to amounts related to The Horizon Bank of Virginia for 1998.








/s/ KPMG LLP
Richmond, Virginia
October 15, 2001